EXHIBIT 23

Deloitte.

Deloitte & Touche LLP
Suite 1700
101 South Capitol Boulevard
Boise, ID 83702-7717
USA

Tel: +1 208 342 9361
Fax: +1 208 342 2199
www.deloitte.com

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2009 relating to the consolidated financial statements and financial statement schedules of IDACORP, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109, and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)) and the effectiveness of IDACORP, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of IDACORP, Inc. for the year ended December 31, 2008, and our report dated June 24, 2008 appearing in the Annual Report on Form 11-K of the Idaho Power Company Employee Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

June 8, 2009

Member of
Deloitte Touche Tohmatsu